Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Vice President of Finance and Investor Relations	Vice President of Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Reports First Quarter Results

PLANO, TX (April 25, 2006) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) announced consolidated financial results for the three months ended March 31, 2006. For the three months, the Company reported revenues of $1.4 billion; earnings before interest, taxes, depreciation, amortization, and other items (“adjusted EBITDA”) of $197.0 million; net income of $83.1 million; income from continuing operations of $67.9 million; diluted earnings per share (“EPS”) of $0.96; and diluted EPS from continuing operations of $0.79. Results for the three months include additional compensation costs of $6.8 million, or $0.05 per diluted share, due to stock compensation expense recorded with the January 1, 2006 adoption of Statement of Financial Accounting Standards (SFAS) 123(R), “Share-Based Payment.”

On a same-facility basis compared to the prior year three-month period, inpatient admissions decreased 1.0%, adjusted admissions decreased 0.1%, and inpatient surgeries increased 5.9%. Total rehabilitation admissions declined by 334 admissions, due in part to the closure of rehabilitation units at two existing Triad facilities in December 2005, which contributed to the overall decline in admissions. Same-facility results included facilities owned for the full first quarter of both years.

On a same-facility basis compared to the prior year three-month period, patient revenue per adjusted admission increased 8.7%, patient revenues increased 8.5%, and revenues increased 8.1%. Revenue growth rates reflected the impact of the Company’s self-pay discount policy; excluding self-pay discounts (which reduced net revenue relative to what it would have been without the discounts), the Company estimates that patient revenue per adjusted admission would have increased 10.9%, patient revenues would have increased 10.8%, and revenues would have increased 10.3%. Contributing to the strong growth in patient revenue per adjusted admission was an approximate 2.6% increase in the Company’s overall case mix index, which is a measure of patient acuity. Same-facility results included facilities owned for the full first quarter of both years.

For the three months, the Company reported a provision for doubtful accounts of $120.7 million, or 8.8% of revenue. Excluding the self-pay discounts of $45.2 million (which reduced both provision for doubtful accounts as a percent of net revenue and net revenue relative to what they would have been without the discounts), the Company estimates that the provision for doubtful accounts would have been 11.7% of revenue.

For the three months, cash flow from operating activities was $96.2 million, or $123.2 million excluding cash interest payments of $7.6 million and cash tax payments of $19.4 million. Cash flow from operations was impacted by two annually recurring first quarter uses of cash: a retirement plan contribution of $28.2 million and incentive compensation payments of $29.1 million (both for expenses accrued in 2005).

The Company spent $118.3 million on capital expenditures and $37.0 million on acquisitions during the quarter. On January 27, 2006, the Company opened Mat-Su Regional Medical Center, a 74-bed replacement hospital in Palmer, Alaska that is owned by a joint venture of which Triad owns 76%. On February 1, 2006, the Company acquired an 80% interest in a joint venture that owns Gateway Medical Center in Clarksville, Tennessee, for $25.6 million, and on February 2, 2006, Triad acquired a 59% interest in a joint venture between Doctors Hospital of Stark County and Massillon Community Hospital for $11.4 million (effective February 1).

During the quarter, Triad also received proceeds of $90.7 million, primarily from the sale of three hospitals to Signature Hospital, LLC, and recorded a gain on the sale of $27.2 million, which is included in discontinued operations. Triad paid debt principal of $0.7 million and received proceeds of $12.6 million from the issuance of common stock during the quarter.

At March 31, cash and cash equivalents were $348.6 million, and the Company had $578 million available under its $600 million revolving line of credit, which was reduced by $22 million of outstanding letters of credit. Long-term debt outstanding was $1.7 billion, and stockholders’ equity totaled $3.0 billion.

Effective January 1, 2006, the Company began recording stock compensation expense, in accordance with SFAS 123(R); based on actual expense using updated estimated forfeiture rates, stock compensation expense for 2006 is expected to be $16 million after-tax, or $0.18 per diluted share (below the Company’s previous guidance of $20 million after-tax, or $0.23 per diluted share).

For 2006, Triad reiterated its guidance for diluted EPS from continuing operations of approximately $2.81-2.93. This guidance incorporates lower expected stock compensation expense, which is offset by lower expected admissions growth. Triad expects same-facility inpatient admissions to grow approximately 0-1% for 2006, below its previous guidance of 2-3%, primarily as a result of increased involvement by consumers in their health care decision making. Excluding stock compensation expense, Triad expects to achieve diluted EPS from continuing operations of approximately $2.99-3.11, below its previous guidance of $3.04-3.16.

The Company’s 2006 diluted EPS guidance incorporates an expected provision for doubtful accounts of approximately 8.7% of net revenue in 2006. This reflects the expected impact of the Company’s self-pay discount policy, which reduces both revenue and the provision as a percent of net revenue in 2006 relative to what they would have been without the discounts. Excluding the self-pay discount policy, the Company expects the provision for doubtful accounts to be approximately 12.0% of net revenue in 2006. Triad believes that the provision will likely fluctuate from quarter to quarter during 2006 based on evolving business conditions and the effectiveness of Company actions in response, and this may impact 2006 EPS.

Because of an increase in the provision for doubtful accounts and information systems conversion costs, the Company expects 2007 diluted EPS to grow approximately 10-13%; however, beyond 2007, the Company expects to return to annual EPS growth in the mid-teens percent range.

Triad will conduct a conference call at 9:30 am Eastern Time (8:30 am Central Time) tomorrow, April 26, to discuss these results. To listen to the call, please call 800-289-0572, confirmation code 5448254. International participants, please call 913-981-5543, confirmation code 5448254. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820 or 888-203-1112, confirmation code 5448254.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 51 hospitals and 12 ambulatory surgery centers in 16 states with approximately 9,400 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting, and advisory services to more than 180 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors may cause results to differ materially from those anticipated in the forward-looking statements. These factors include, but are not limited to, (1) the highly competitive nature of the healthcare business, (2) the efforts of insurers and other payers, healthcare providers and others to contain healthcare costs, (3) possible changes in Medicare, Medicaid and other government programs that may limit reimbursements to healthcare providers, (4) changes in Federal, state or local regulations affecting the healthcare industry, (5) the possible enactment of Federal or state healthcare reform, (6) the ability to attract and retain qualified management and personnel, including physicians and nurses, (7) the departure of key executive officers from Triad, (8) the successful implementation of Triad’s new information technology system, (9) claims and legal actions relating to professional liabilities and other matters, (10) fluctuations in the market value of Triad common stock, (11) changes in accounting standards, (12) changes in general economic conditions or geo-political events, (13) future acquisitions, joint venture developments or divestitures which may result in additional charges, (14) the ability to enter into managed care provider arrangements on acceptable terms, (15) the availability and terms of capital to fund the expansion of Triad’s business, (16) changes in business strategy or development plans, (17) the ability to obtain adequate levels of general and professional liability insurance, (18) potential adverse impact of known and unknown government investigations, (19) timeliness of reimbursement payments received under government programs, and (20) other risk factors described in our Form 10-K and other Company filings with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties; such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies; reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended March 31, 2006 and 2005

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2006		2005
	Amount	Percentage	Amount	Percentage
Revenues	$1,369.2	100.0%	$1,153.1	100.0%

Salaries and benefits, including stock compensation expense of $6.8 in 2006	557.5	40.7%	459.3	39.8%
Reimbursable expenses	13.7	1.0%	13.6	1.2%
Supplies	237.2	17.3%	190.1	16.5%
Other operating expenses	253.1	18.5%	208.7	18.1%
Provision for doubtful accounts	120.7	8.8%	105.7	9.2%
Depreciation	53.3	3.9%	47.1	4.1%
Amortization	1.5	0.1%	1.5	0.1%
Interest expense	23.7	1.8%	26.5	2.3%
ESOP expense	3.0	0.2%	3.3	0.3%
(Gain) loss on sales of assets	(0.1)	0.0%	0.3	0.0%

Total operating expenses	1,263.6	92.3%	1,056.1	91.6%

Income from continuing operations before minority interests, equity in earnings and income tax provision	105.6	7.7%	97.0	8.4%
Minority interests in earnings of consolidated entities	(4.8)	(0.3%)	(3.6)	(0.3%)
Equity in earnings of unconsolidated affiliates	10.0	0.7%	10.1	0.9%

Income from continuing operations before income tax provision	110.8	8.1%	103.5	9.0%

Income tax provision	(42.9)	(3.1%)	(39.6)	(3.5%)

Income from continuing operations	67.9	5.0%	63.9	5.5%

Income from discontinued operations	15.2	1.1%	2.3	0.2%

Net income	$83.1	6.1%	$66.2	5.7%

Basic income per common share:
Continuing operations	$0.79		$0.82
Discontinued operations	$0.18		$0.03

Net	$0.97		$0.85

Diluted income per common share:
Continuing operations	$0.79		$0.80
Discontinued operations	$0.17		$0.03

Net	$0.96		$0.83

Shares used in earnings per share calculations	85,767,934		77,895,114
Shares used in diluted earnings per share calculations	86,333,940		79,422,510

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended March 31, 2006 and 2005

Unaudited

(Dollars in millions, except for earnings per share)

	2006		2005
	Amount	Percentage	Amount	Percentage
Revenues	$1,369.2	100.0%	$1,153.1	100.0%

Salaries and benefits	557.5	40.7%	459.3	39.8%
Reimbursable expenses	13.7	1.0%	13.6	1.2%
Supplies	237.2	17.3%	190.1	16.5%
Other operating expenses	253.1	18.5%	208.7	18.1%
Provision for doubtful accounts	120.7	8.8%	105.7	9.2%
Equity in earnings of unconsolidated affiliates	(10.0)	(0.7)%	(10.1)	(0.9)%

	1,172.2	85.6%	967.3	83.9%

Adjusted EBITDA (1)	197.0	14.4%	185.8	16.1%

Depreciation	53.3	3.9%	47.1	4.1%
Amortization	1.5	0.1%	1.5	0.1%
Interest expense	23.7	1.8%	26.5	2.3%
ESOP expense	3.0	0.2%	3.3	0.3%
(Gain) loss on sales of assets	(0.1)	0.0%	0.3	0.0%
Minority interests in earnings of consolidated entities	4.8	0.3%	3.6	0.3%

	86.2	6.3%	82.3	7.1%

Income from continuing operations before income tax provision	110.8	8.1%	103.5	9.0%

Income tax provision	(42.9)	(3.1)%	(39.6)	(3.5)%

Income from continuing operations	67.9	5.0%	63.9	5.5%

Income from discontinued operations	15.2	1.1%	2.3	0.2%

Net income	$83.1	6.1%	$66.2	5.7%

Basic income per common share:
Continuing operations	$0.79		$0.82
Discontinued operations	$0.18		$0.03

Net	$0.97		$0.85

Diluted income per common share:
Continuing operations	$0.79		$0.80
Discontinued operations	$0.17		$0.03

Net	$0.96		$0.83

Other data
Gross patient revenues	$4,078.7		$3,221.4
Revenue deductions	2,765.1		2,121.3

Net patient revenues	1,313.6		1,100.1
Non-patient revenues	55.6		53.0

Revenues	$1,369.2		$1,153.1

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, (gain) loss on sales of assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Expenses as % of Revenue - Pro Forma to Exclude Self-Pay Discounts (1)

For the Periods Ended March 31, 2006 and 2005

Unaudited

	For the three months ended
	3/31/06	3/31/05
	Percentage	Percentage
Revenues	100.0%	100.0%
Salaries and benefits (2)	39.4%	39.3%
Reimbursable expenses	1.0%	1.2%
Supplies	16.8%	16.2%
Other operating expenses	17.9%	17.8%
Provision for doubtful accounts	11.7%	10.5%
Equity in earnings of unconsolidated affiliates	(0.7)%	(0.9)%

Adjusted EBITDA margin (2) (3)	13.9%	15.9%

Depreciation	3.8%	4.0%
Amortization	0.1%	0.1%
Interest expense	1.7%	2.3%
ESOP expense	0.2%	0.3%
(Gain) loss on sales of assets	0.0%	0.0%
Minority interests in earnings of consolidated entities	0.3%	0.3%

Income from continuing operations before income tax provision	7.8%	8.9%

Income tax provision	(3.0)%	(3.4)%

Income from continuing operations	4.8%	5.5%

Income from discontinued operations	1.1%	0.2%

Net income	5.9%	5.7%

(1)	Revenues and provision for doubtful accounts are pro forma to reflect the exclusion of self-pay discounts of $45.2 million for the three months ended 3/31/06 and $17.2 million for the three months ended 3/31/05.
(2)	Excluding the impact of stock compensation expense, as a percentage of revenue in 2006, salaries and benefits would have been 38.9% and Adjusted EBITDA would have been 14.4%.
(3)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, (gain) loss on sales of assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	March 31, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$348.6	$310.2
Accounts receivable less allowances for doubtful accounts of $321.1 at March 31, 2006 and $292.8 at December 31, 2005	879.3	800.2
Inventories	135.3	130.0
Deferred income taxes	31.5	31.8
Prepaid expenses	48.4	41.1
Discontinued operations assets	—	67.6
Other	91.6	93.0

	1,534.7	1,473.9
Property and equipment, at cost:
Land	190.3	182.3
Buildings and improvements	1,906.3	1,739.3
Equipment	1,534.2	1,449.1
Construction in progress	145.3	226.3

	3,776.1	3,597.0
Accumulated depreciation	(1,062.1)	(1,012.8)

	2,714.0	2,584.2
Goodwill	1,345.0	1,301.6
Intangible assets, net of accumulated amortization	70.3	71.7
Investment in and advances to affiliates	221.8	204.8
Other	105.9	100.7

Total assets	$5,991.7	$5,736.9

Liabilities and Equity
Current liabilities
Accounts payable	$218.7	$197.5
Accrued salaries	130.3	126.8
Current portion of long-term debt	10.8	7.7
Current income taxes payable	62.1	17.1
Discontinued operations liabilities	—	3.1
Other current liabilities	174.4	163.1

	596.3	515.3

Long-term debt	1,697.0	1,695.8
Other liabilities	179.6	167.8
Deferred taxes	188.2	201.9
Minority interests in equity of consolidated entities	294.6	228.4

Stockholders’ equity
Common stock	0.9	0.9
Additional paid-in capital	2,355.9	2,331.6
Accumulated other comprehensive loss	(1.6)	(1.6)
Unearned ESOP compensation	(9.5)	(10.4)
Accumulated earnings	690.3	607.2

Total stockholders’ equity	3,036.0	2,927.7

Total liabilities and stockholders’ equity	$5,991.7	$5,736.9

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended March 31, 2006 and 2005

Unaudited

(Dollars in millions)

	For the three months ended
	2006	2005
Cash flows from operating activities
Net income	$83.1	$66.2
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(15.2)	(2.3)
Provision for doubtful accounts	120.7	105.7
Depreciation and amortization	54.8	48.6
ESOP expense	3.0	3.3
Minority interests	4.8	3.6
Equity in earnings of unconsolidated affiliates	(10.0)	(10.1)
(Gain) loss on sales of assets	(0.1)	0.3
Deferred income tax benefit	(5.7)	(6.3)
Non-cash interest expense	0.8	1.2
Non-cash stock compensation expense	6.8	0.2
Excess tax benefits on stock compensation	(1.0)	—
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(184.2)	(164.4)
Inventories and other assets	(10.5)	10.8
Accounts payable and other current liabilities	39.4	54.0
Other	9.5	15.3

Net cash provided by operating activities	96.2	126.1
Cash flows from investing activities
Purchases of property and equipment	(118.3)	(100.3)
Distributions and advances (to) from affiliates	(6.0)	4.1
Proceeds received on disposals of assets	90.7	0.6
Acquisitions, net of cash acquired	(37.0)	—
Other	(0.1)	—

Net cash used in investing activities	(70.7)	(95.6)

Cash flows from financing activities
Payments of long-term debt	(0.7)	(20.9)
Proceeds from issuance of common stock	12.6	60.2
Excess tax benefits on stock compensation	1.0	—
Distributions to minority partners, net	—	(1.5)

Net cash provided by financing activities	12.9	37.8

Change in cash and cash equivalents	38.4	68.3

Cash and cash equivalents at beginning of period	310.2	56.6

Cash and cash equivalents at end of period	$348.6	$124.9

Interest payments	7.6	6.9
Income tax payments	19.4	3.0

Triad Hospitals, Inc.

Operating Data - Same-Facility (1)

Unaudited

	For the three months ended March 31,
	2006	2005	Change
Volume Statistics (2)
Number of hospitals	46	46	—
Licensed beds	7,875	7,612	263
Admissions	79,035	79,796	(1.0)%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	30,941	29,215	5.9%
Outpatient surgeries	68,473	65,685	4.2%
Outpatient visits (excluding outpatient surgeries)	948,249	927,900	2.2%
Outpatient visits (including outpatient surgeries)	1,016,722	993,585	2.3%
Adjusted patient days	631,375	627,855	0.6%
Adjusted admissions	133,255	133,399	(0.1)%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,891.1	$1,752.2	7.9%
Patient revenue per adjusted admission	$8,960.2	$8,246.8	8.7%

Revenues (millions)
Inpatient % of patient revenues (2)	55%	54%	1.0%
Outpatient % of patient revenues (2)	45%	46%	(1.0)%
Patient revenues (2)	$1,193.9	$1,100.1	8.5%
Non-patient revenues (3)	$53.0	$53.0	0.0%
Revenues	$1,246.9	$1,153.1	8.1%

(1)	Same-facility operating data include facilities owned and operated in the full first quarter of both years. They:

•	Include Northwest Medical Center—Oro Valley (96 beds), opened January 2005;

•	Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

•	Exclude Deaconess Hospital (322 beds), acquired April 2005;

•	Exclude Montclair Baptist Medical Center (560 beds), acquired October 2005;

•	Exclude Gateway Medical Center (206 beds), acquired February 2006;

•	Exclude Massillon Community Hospital (278 beds), acquired February 2006;

•	Exclude facilities reclassified to discontinued operations.

(2)	Volume statistics, rate statistics, and patient revenues:

•	Exclude the QHR hospital management, consulting, and advisory services subsidiary.

(3)	Non-patient revenues:

•	Include the QHR hospital management, consulting, and advisory services subsidiary;

•	Include other sources.

Triad Hospitals, Inc.

Operating Data - Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the three months ended March 31,
	2006	2005	Change
Volume Statistics (2)
Number of hospitals	50	50	—
Licensed beds	9,241	8,959	282
Admissions	89,751	91,445	(1.9)%
Average length of stay (days)	4.8	4.7	2.1%
Inpatient surgeries	34,669	32,782	5.8%
Outpatient surgeries	75,220	71,500	5.2%
Outpatient visits (excluding outpatient surgeries)	1,097,359	1,091,056	0.6%
Outpatient visits (including outpatient surgeries)	1,172,579	1,162,556	0.9%
Adjusted patient days	721,133	717,851	0.5%
Adjusted admissions	150,749	151,382	(0.4)%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,839.8	$1,719.6	7.0%
Patient revenue per adjusted admission	$8,800.9	$8,154.1	7.9%

Revenues (millions)
Inpatient % of patient revenues (2)	55%	54%	1.0%
Outpatient % of patient revenues (2)	45%	46%	(1.0)%
Patient revenues (2)	$1,326.7	$1,234.4	7.5%
Non-patient revenues (3)	$55.9	$55.7	0.4%
Revenues	$1,382.6	$1,290.1	7.2%

(1)	Pro forma operating data:

-	Include Northwest Medical Center - Oro Valley (96 beds), opened January 2005;

-	Include Deaconess Hospital (322 beds), acquired April 2005, on a pro forma basis as if owned since January 1, 2005;

-	Include Montclair Baptist Medical Center (560 beds), acquired October 2005, on a pro forma basis as if owned since January 1, 2005;

-	Include Gateway Medical Center (206 beds), acquired February 2006, on a pro forma basis as if owned since January 1, 2005;

-	Include Massillon Community Hospital (278 beds), acquired February 2006, on a pro forma basis as if owned since January 1, 2005;

-	Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

-	Exclude facilities reclassified to discontinued operations.

(2)	Volume statistics, rate statistics, and patient revenues:

-	Exclude the QHR hospital management, consulting, and advisory services subsidiary.

(3)	Non-patient revenues:

-	Include the QHR hospital management, consulting, and advisory services subsidiary;

-	Include other sources.